U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2007

DYNAMIC RESPONSE GROUP, INC

f/k/a Youth Enhancement Systems, Inc

(Exact name of registrant as specified in charter)

Florida	000-2801	52-2369185
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)	identification No.)

4770 Biscayne Boulevard, Suite 1400, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On April 27, 2007, Joseph I. Emas submitted his resignation as Chief Executive Officer of Dynamic Response Group, Inc. and appointed Melissa K. Rice as his successor to this executive position. Mr. Emas will remain as a member of the Board of Directors of Dynamic Response Group, Inc. Mr. Emas indicated that the time devoted to his law practice did not permit him the time needed to fulfill his future obligations as a Chief Executive Officer and that Melissa K. Rice was a highly qualified replacement.

Ms. Rice’s biography is as follows:

Melissa K. Rice has an extensive background in business and is also licensed to practice law in the state of Florida. Ms. Rice has been practicing attorney specializing in securities regulations and corporate transactions, assisting emerging companies in debt and equity financing, as well as providing general corporate governance advice to emerging companies, from October 2000—to the present. Ms. Rice graduated with a Bachelors of Science degree in Marketing from the University of Tampa, a Juris Doctor degree from Stetson School of Law and a Masters of Business Administration from Stetson University.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC RESPONSE GROUP, INC

Dated: April 27, 2007	By:	By: /s/ Joseph I. Emas
	Name: Title:	Joseph I. Emas Chief Executive Officer